[LETTERHEAD OF THE DAI-ICHI KANGYO BANK, LTD.]






THE TALBOTS, INC.                                              April 19, 1999
175 Beal Street
Hingham, MA 02043


                            CONFIRMATION OF EXTENSION


         Re: Revolving Credit Agreement made as of April 14, 1998, between The Talbots, Inc. as borrower, and The Dai-Ichi Kangyo Bank, Limited (the "Agreement")


Dear Sirs:

We are pleased to confirm with you the one year extension of the Revolving Credit according to Section 14(j)(i) of the Agreement. The new expiry dated April 17, 2001.

                                        Very truly yours,

                                        THE DAI-ICHI KANGYO BANK, LTD.
                                        NEW YORK BRANCH



                                        By:     /s/ TAKASHI HORIE
                                                --------------------------------
                                                Takashi Horie
                                                Vice President & Department Head